Exhibit 99

GE 3Q 2016 EARNINGS

GAAP continuing operations EPS of $0.23 +21%;
Industrial operating + Verticals EPS (non-GAAP) of $0.32, +10%
Backlog $319 billion, +18% vs 3Q'15, +6% ex. Alstom; Orders +16%, (6)% organic
Increasing buyback by $4 billion; Returning ~$30 billion of cash to shareholders
Narrowing 2016 EPS guidance; Updating organic revenue outlook

	EARNINGS/EPS[-a)]		REVENUES	MARGINS
	CONTINUING OPS/EPS	NET EARNINGS/EPS	TOTAL REVENUES	INDUSTRIAL MARGIN
GAAP	$2.1B EPS: $0.23,+21%	$2.0B EPS: $0.22, (12)%	$29.3B +4%	10.0% (130) bps
	INDUSTRIAL OPERATING + VERTICALS/EPS		INDUSTRIAL SEGMENT ORGANIC REVENUES	INDUSTRIAL OP MARGIN[-b)]
NON-GAAP	$2.9B EPS: $0.32, +10%		$24.2B +1%	15.3% (20) bps

We present both GAAP and non-GAAP measures to provide investors with additional information. The non-GAAP measures are focused on our ongoing operations and may exclude the effects of the GE Capital Exit Plan, gains/losses on business dispositions, the Alstom acquisition, non-operating pension costs and restructuring charges. We believe that the focus on our ongoing operations is particularly important during the GE Capital Exit Plan period. See pages 8-11 for reconciliations between these GAAP and non-GAAP measures and the specific reasons why we provide these non-GAAP measures.

GE CFOA

$18.3B
$16.1
~3X
$6.5B
$0.5
$6.1
$3.4
$(1.1)
3Q'15 YTD
3Q'16 YTD
GE Capital dividend
Industrial CFOA ex. deal taxes*
Appliances related deal taxes

ORDERS

$23.2B
$26.9B
$11.2
$13.9
+16%
$12.0
$13.0
3Q'15
3Q'16
Equipment
Services

BACKLOG

$270B
$319B
$70
$85
+18%
$199
$234
3Q'15
3Q'16
Equipment
Services

CASH TO SHAREHOLDERS

$25B
3Q'16 YTD

$18.1 BILLION THROUGH BUYBACK

"Our strength as a diverse, Digital Industrial company continues to enable us to deliver in a slow growth, volatile environment. This quarter, our teams earned $0.32* of earnings per share with strong performance in Power, Renewable Energy, Aviation, and Healthcare."

— Jeff Immelt, Chairman and CEO

See page 13 of our earnings presentation for our updated 2016 operating framework.

(a - Amounts attributable to GE common shareowners
(b - Non-GAAP results excluding acquired Alstom businesses, non-operating pension costs, gains and restructuring & other charges
* Non-GAAP measure

GE 3Q 2016 EARNINGS OCTOBER 21, 2016

2

INDUSTRIAL DEAL HIGHLIGHTS

Power:

- Received $1.9 billion contract for EDF Energy's nuclear power project in the U.K.
- 10th consecutive quarter with HA turbine orders; 6 new HA turbine orders booked and 7 units shipped
- Completed majority of $250 million acquisition of Doosan Engineering & Construction's Heat Recovery Steam Generator business

Renewable Energy:

- Booked $636 million Merkur Offshore Wind project consisting of 66 GE Haliade 150 – 6MW turbines
- Received $404 million in orders to repower and upgrade U.S. turbines
- Completed with Deepwater Wind the installation of first U.S. offshore wind farm in Rhode Island, consisting of 5 GE Haliade 150 – 6MW turbines

Aviation:

- Announced $1.4 billion acquisitions of Arcam AB and SLM Solutions Group AG for additive manufacturing
- CFM LEAP engine entered service with Pegasus Airlines Airbus A320neo; 11,000+ engines on order

Healthcare:

- Announced plans to invest €150 million for biopharmaceutical manufacturing in Ireland
- Announced 10-year agreement with Mission Health to increase efficiency and enhance patient care
- GE Healthcare acquired BioSafe Group SA to continue building out its cell therapy processing offering for customers

Transportation:

- Signed first-ever European digital pilot with Deutsche Bahn Cargo to use GE's RailConnect™ 360 Asset Performance Management Solution to increase efficiency and predict maintenance

Energy Connections:

- Signed $133 million deal with Saudi Electric Company to provide 132 kV turnkey GIS projects

Capital:

- $4.2 billion* of industrial enabled orders in 3Q
- GE Capital Aviation Services delivered first A320neo, powered by CFM LEAP, to AirAsia

Global Growth:

- Won contract with China Engineering Group to repower Unit 4 of Bangladesh Ghorashal Power Plant, adding 200MW

Current, powered by GE:

- Signed agreements with Intel and Qualcomm to develop sensor-based intelligent environments with smart lighting and Predix cloud connections

Digital:

- $509 million digital thread productivity 3Q YTD; ahead of total year plan
- ~16K developers and 219 partners now using Predix; on track for 2016 goals
- Acquired Meridium, valued at $495 million, to deliver comprehensive APM solutions to customers
- Signed MoU with Saudi Technology Development & Investment Company to co-create digital industrial solutions using Predix to support the Kingdom in line with Saudi Vision 2030

GE CAPITAL HIGHLIGHTS

GE CAPITAL EARNINGS (LOSS) WALK	3Q'16
Verticals	$466MM
Other Continuing	$(441)MM
Capital	**$26MM**
Discontinued operations	$(103)MM
GE Capital	**$(78)MM**

- Through 3Q, $193 billion of asset sales signed and $173 billion closed. Additional $2 billion closed in October
- $18 billion GE Capital dividends YTD including $16 billion through 3Q and $2 billion in October

"GE's portfolio transformation is bringing real returns to investors. The GE Capital asset sales are substantially complete. We are returning cash to investors while making investments in the future of the company, including acquisitions in digital, additive manufacturing and renewable energy. Our acquisition of Alstom's power and grid businesses are contributing to our growth. We are investing for the future and executing our Digital Industrial strategy for customers and investors."

— Jeff Immelt, Chairman and CEO

* Enabled orders include deals arranged by GE Capital and financed by third parties

GE 3Q 2016 EARNINGS OCTOBER 21, 2016

3

GE's Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE's Facebook page and Twitter accounts, including @GE_Reports, contain a significant amount of information about GE, including financial and other information for investors. GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Caution Concerning Forward-Looking Statements:

This document contains "forward-looking statements" — that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, visit http://www.ge.com/investor-relations/disclaimer-caution-concerning-forward-looking-statements as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

General Electric Capital Corporation (GECC) was merged into GE in 2015 and our financial services business is now operated by GE Capital Global Holdings LLC (GECGH). In this document, we refer to GECC and GECGH as "GE Capital". We refer to the industrial businesses of the Company including GE Capital on an equity basis as "GE". "GE (ex-GE Capital)" and /or "Industrial" refer to GE excluding GE Capital.

Investor Contact:
Matt Cribbins, 203.373.2424
matthewg.cribbins@ge.com

Media Contact:
Jennifer Erickson, 646.682.5620
jennifer.erickson@ge.com

In this document, we sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to:

- Industrial operating + Verticals earnings and EPS
- Industrial operating profit margin (excluding Alstom, non-operating pension cost, gains and restructuring & other charges)
- Industrial segment organic revenues
- Industrial cash flows from operating activities (Industrial CFOA)
- Industrial CFOA excluding deal taxes

The reasons we use these non-GAAP financial measures and the reconciliation to their most directly comparable GAAP financial measure are included in the accompanying tables, which include information integral to assessing the Company's financial position, operating performance and cash flow.

NOTE: Amounts reported in billions in graphs within this release are computed based on the amounts in millions. As a result, the sum of the components reported in billions may not equal the total amount reported in billions due to rounding. Certain columns and rows within the tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in millions.

Third-quarter results webcast at 8:30 a.m. ET today

www.ge.com/investor

Related charts are now posted on our website for your review prior to the call.

GE 3Q 2016 EARNINGS

OCTOBER 21, 2016

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)

	Consolidated			GE(a)			Financial Services (GE Capital)
Three months ended September 30	2016	2015	V%	2016	2015	V%	2016	2015	V%

Revenues and other income
Sales of goods and services	$26,814	$25,527	5%	$26,934	$25,612	5%	$34	$21	62%
Other income	227	169		213	201		-	-
GE Capital earnings (loss) from continuing operations	-	-		26	(154)		-	-
GE Capital revenues from services	2,224	2,332		-	-		2,566	2,639
Total revenues and other income	29,266	28,028	4%	27,172	25,659	6%	2,600	2,660	(2)%
Costs and expenses
Cost of sales	20,965	19,855		20,545	19,336		574	624
Selling, general and administrative expenses	4,343	4,258		3,880	3,549		631	861
Interest and other financial charges	961	897		483	440		617	586
Investment contracts, insurance losses and
insurance annuity benefits	684	673		-	-		700	714
Other costs and expenses	238	295		-	-		241	313
Total costs and expenses	27,191	25,978	5%	24,909	23,325	7%	2,763	3,098	(11)%
Earnings (loss) from continuing operations
before income taxes	2,074	2,050	1%	2,263	2,334	(3)%	(163)	(438)	63%
Benefit (provision) for income taxes	(18)	(135)		(241)	(413)		223	278
Earnings (loss) from continuing operations	2,056	1,915	7%	2,022	1,921	5%	60	(160)	F
Earnings (loss) from discontinued
operations, net of taxes	(105)	629		(103)	541		(105)	630
Net earnings (loss)	1,951	2,545	(23)%	1,918	2,462	(22)%	(45)	470	U
Less net earnings (loss) attributable to
noncontrolling interests	(76)	39		(76)	(43)		-	83
Net earnings (loss) attributable to the Company	2,027	2,506	(19)%	1,994	2,506	(20)%	(45)	387	U
Preferred stock dividends	(33)	-		-	-		(33)	-
Net earnings (loss) attributable to
GE common shareowners	$1,994	$2,506	(20)%	$1,994	$2,506	(20)%	$(78)	$387	U
Amounts attributable to GE common
shareowners:
Earnings (loss) from continuing operations	$2,056	$1,915	7%	$2,022	$1,921	5%	$60	$(160)	F
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(74)	(50)		(76)	(43)		1	(6)
Earnings (loss) from continuing operations
attributable to the Company	2,131	1,965	8%	2,097	1,965	7%	59	(154)	F
Preferred stock dividends	(33)	-		-	-		(33)	-
Earnings (loss) from continuing operations
attributable to GE common shareowners	2,097	1,965	7%	2,097	1,965	7%	26	(154)	F
Earnings (loss) from discontinued
operations, net of taxes	(105)	629		(103)	541		(105)	630
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	(2)	89		-	-		(2)	89
Net earnings (loss) attributable to GE
common shareowners	$1,994	$2,506	(20)%	$1,994	$2,506	(20)%	$(78)	$387	U
		–			#REF!			#REF!
Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$0.23	$0.19	21%
Basic earnings (loss) per share	$0.24	$0.19	26%
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$0.22	$0.25	(12)%
Basic earnings (loss) per share	$0.22	$0.25	(12)%
Total average equivalent shares
Diluted	9,016	10,173	(11)%
Basic	8,904	10,103	(12)%
Dividends declared per common share	$0.23	$0.23	-%

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2015 consolidated financial statements at www.ge.com/ar2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)

Consolidated				GE(a)			Financial Services (GE Capital)
Nine months ended September 30	2016	2015	V%	2016	2015	V%	2016	2015	V%

Revenues and other income
Sales of goods and services	$80,156	$75,266	6%	$80,490	$75,592	6%	$88	$64	38%
Other income	3,385	1,092		3,359	1,023		-	-
GE Capital earnings (loss) from continuing operations	-	-		(1,466)	(6,207)		-	-
GE Capital revenues from services	7,063	7,136		-	-		8,168	8,152
Total revenues and other income	90,604	83,494	9%	82,382	70,408	17%	8,256	8,215	-%

Costs and expenses
Cost of sales	63,710	59,110		62,394	57,769		1,738	1,730
Selling, general and administrative expenses	13,833	13,058		12,094	11,035		2,238	2,458
Interest and other financial charges	4,023	2,228		1,490	1,243		3,006	1,348
Investment contracts, insurance losses and
insurance annuity benefits	2,101	1,942		-	-		2,186	2,061
Other costs and expenses	801	873		-	-		822	903
Total costs and expenses	84,467	77,211	9%	75,977	70,048	8%	9,990	8,500	18%
Earnings (loss) from continuing operations
before income taxes	6,137	6,283	(2)%	6,405	360	F	(1,734)	(285)	U
Benefit (provision) for income taxes	(302)	(7,227)		(1,034)	(1,302)		732	(5,925)
Earnings (loss) from continuing operations	5,835	(945)	F	5,370	(942)	F	(1,002)	(6,210)	84%
Earnings (loss) from discontinued
operations, net of taxes	(954)	(11,253)		(956)	(11,523)		(954)	(11,249)
Net earnings (loss)	4,881	(12,198)	F	4,414	(12,465)	F	(1,956)	(17,459)	89%
Less net earnings (loss) attributable to
noncontrolling interests	(283)	229		(275)	(38)		(8)	267
Net earnings (loss) attributable to the Company	5,164	(12,427)	F	4,689	(12,427)	F	(1,948)	(17,726)	89%
Preferred stock dividends	(474)	-		-	-		(474)	(161)
Net earnings (loss) attributable to
GE common shareowners	$4,689	$(12,427)	F	$4,689	$(12,427)	F	$(2,422)	$(17,887)	86%
Amounts attributable to GE common
shareowners:
Earnings (loss) from continuing operations	$5,835	$(945)	F	$5,370	$(942)	F	$(1,002)	$(6,210)	84%
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(285)	(41)		(275)	(38)		(10)	(3)
Earnings (loss) from continuing operations
attributable to the Company	6,120	(904)	F	5,645	(904)	F	(992)	(6,207)	84%
Preferred stock dividends	(474)	-		-	-		(474)	(161)
Earnings (loss) from continuing operations
attributable to GE common shareowners	5,645	(904)	F	5,645	(904)	F	(1,466)	(6,368)	77%
Earnings (loss) from discontinued
operations, net of taxes	(954)	(11,253)		(956)	(11,523)		(954)	(11,249)
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	2	270		-	-		2	270
Net earnings (loss) attributable to GE
common shareowners	$4,689	$(12,427)	F	$4,689	$(12,427)	F	$(2,422)	$(17,887)	86%

Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$0.61	$(0.09)	F
Basic earnings (loss) per share	$0.62	$(0.09)	F
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$0.51	$(1.23)	F
Basic earnings (loss) per share	$0.51	$(1.23)	F
Total average equivalent shares
Diluted	9,201	10,085	(9)%
Basic	9,096	10,085	(10)%
Dividends declared per common share	$0.69	$0.69	-%

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2015 consolidated financial statements at www.ge.com/ar2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
SUMMARY OF OPERATING SEGMENTS (UNAUDITED)

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2016	2015	V%	2016	2015	V%

Revenues(a)
Power	$6,506	$4,738	37%	$18,348	$14,405	27%
Renewable Energy	2,770	1,666	66%	6,533	4,335	51%
Oil & Gas	2,964	3,938	(25)%	9,497	12,096	(21)%
Aviation	6,300	6,001	5%	19,074	17,927	6%
Healthcare	4,482	4,255	5%	13,190	12,666	4%
Transportation	1,249	1,593	(22)%	3,471	4,322	(20)%
Energy Connections & Lighting(b)	3,151	4,065	(22)%	11,808	11,695	1%
Total industrial segment revenues	27,421	26,256	4%	81,920	77,445	6%
Capital	2,600	2,660	(2)%	8,256	8,215	- %
Total segment revenues	30,021	28,916	4%	90,176	85,660	5%
Corporate items and eliminations(a)	(755)	(888)		429	(2,166)
Consolidated revenues and other income
from continuing operations	$29,266	$28,028	4%	$90,604	$83,494	9%

Segment profit (loss)(a)
Power	$1,197	$1,071	12%	$2,910	$2,874	1%
Renewable Energy	202	174	16%	413	375	10%
Oil & Gas	353	610	(42)%	981	1,712	(43)%
Aviation	1,494	1,353	10%	4,366	3,936	11%
Healthcare	717	652	10%	2,130	1,944	10%
Transportation	309	379	(18)%	747	934	(20)%
Energy Connections & Lighting(b)	48	292	(84)%	209	669	(69)%
Total industrial segment profit	4,320	4,530	(5)%	11,756	12,445	(6)%
Capital	26	(154)	F	(1,466)	(6,368)	77%
Total segment profit (loss)	4,345	4,376	(1)%	10,290	6,076	69%
Corporate items and eliminations(a)	(1,524)	(1,559)		(2,120)	(4,436)
GE interest and other financial charges	(483)	(440)		(1,490)	(1,243)
GE provision for income taxes	(241)	(413)		(1,034)	(1,302)
Earnings (loss) from continuing operations
attributable to GE common shareowners	2,097	1,965	7%	5,645	(904)	F
Earnings (loss) from discontinued operations,
net of taxes	(105)	629	U	(954)	(11,253)	92%
Less net earnings attributable to
noncontrolling interests, discontinued operations	(2)	89	U	2	270	(99)%
Earnings (loss) from discontinued operations,
net of tax and noncontrolling interest	(103)	541	U	(956)	(11,523)	92%
Consolidated net earnings (loss)
attributable to GE common shareowners	$1,994	$2,506	(20)%	$4,689	$(12,427)	F

(a)
Segment revenues include revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations and material accounting changes, the portion of earnings or loss attributable to noncontrolling interests of consolidated subsidiaries, and as such only includes the portion of earnings or loss attributable to our share of the consolidated earnings or loss of consolidated subsidiaries. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured – excluded in determining segment profit, which we sometimes refer to as "operating profit," for Power, Renewable Energy, Oil & Gas, Aviation, Healthcare, Transportation and Energy Connections & Lighting; included in determining segment profit, which we sometimes refer to as "net earnings," for Capital. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs are allocated based on each segment's relative net cost of operations. Total industrial segment revenues and profit include the sum of our seven industrial reporting segments without giving effect to the elimination of transactions among such segments. Total segment revenues and profit include the sum of our seven industrial segments and one financial services segment, without giving effect to the elimination of transactions among such segments.  We believe that this provides investors with a view as to the results of all of our segments, without inter-segment eliminations and corporate items.

(b)
Beginning in the third quarter of 2016, the former Energy Connections and Appliances & Lighting segments will be presented as one reporting segment called Energy Connections & Lighting. This segment will include the historical results of the Appliances business prior to its sale in June 2016.

Amounts may not add due to rounding

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF FINANCIAL POSITION (UNAUDITED)

	Consolidated		GE(a)		Financial Services (GE Capital)
	September 30,	December 31,	September 30,	December 31,	September 30,	December 31,
(Dollars in billions)	2016	2015	2016	2015	2016	2015

Assets
Cash and marketable securities	$98.9	$102.5	$10.8	$10.5	$88.1	$91.9
Receivables	25.2	27.0	13.4	14.7	-	-
Inventories	24.1	22.5	24.0	22.4	0.1	0.1
GE Capital financing receivables - net	11.9	12.1	-	-	25.0	25.0
Property, plant & equipment - net	51.5	54.1	19.6	20.1	32.7	34.8
Receivable from GE Capital (debt assumption)	-	-	59.8	84.7	-	-
Investment in GE Capital	-	-	29.0	46.2	-	-
Goodwill & intangible assets	86.8	83.3	84.1	80.5	2.7	2.8
Contract assets	24.4	21.2	24.4	21.2	-	-
Other assets	33.5	46.7	19.6	20.5	23.3	36.0
Assets of businesses held for sale	0.6	2.8	0.6	2.8	-	-
Assets of discontinued operations	30.9	121.0	-	-	30.9	120.9
Total assets	$387.7	$493.1	$285.2	$323.7	$202.7	$311.5

Liabilities and equity
Borrowings	$149.4	$197.6	$84.6	$103.1	$126.4	$180.2
Investment contracts, insurance liabilities and
insurance annuity benefits	27.1	25.7	-	-	27.6	26.2
Non-current compensation and benefits	40.4	40.5	39.4	39.5	1.0	1.0
Other liabilities	74.3	78.8	74.9	77.0	8.6	11.1
Liabilities of businesses held for sale	-	0.9	0.1	1.4	-	-
Liabilities of discontinued operations	9.8	46.5	0.1	0.1	9.7	46.4
Redeemable noncontrolling interest	3.1	3.0	3.1	3.0	-	-
GE shareowners' equity	81.9	98.3	81.9	98.3	29.0	46.2
Noncontrolling interests	1.7	1.9	1.2	1.4	0.4	0.5
Total liabilities and equity	$387.7	$493.1	$285.2	$323.7	$202.7	$311.5

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

Amounts may not add due to rounding

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2015 consolidated financial statements at www.ge.com/ar2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

 We sometimes use financial measures derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. The following non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure.

	Industrial operating and GE Capital earnings (loss) from continuing operations and EPS
	Industrial operating + Verticals earnings and EPS
	Industrial operating profit and operating profit margin (excluding certain items)
	Industrial segment organic revenues
	Industrial cash flows from operating activities (Industrial CFOA) and Industrial CFOA excluding deal taxes

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

INDUSTRIAL OPERATING AND GE CAPITAL EARNINGS (LOSS)
FROM CONTINUING OPERATIONS AND EPS

	Three months ended September 30
(Dollars in millions; except per share amounts)	2016	2015	V%

Consolidated earnings (loss) from continuing operations
attributable to GE common shareowners (GAAP)	$2,097	$1,965	7%
Non-operating pension costs (pre-tax)	511	693
Tax effect on non-operating pension costs(a)	(179)	(243)
Adjustment: non-operating pension costs (net of tax)	332	450
Operating earnings (loss) (Non-GAAP)	$2,429	$2,415	1%

Adjustment: GE Capital earnings (loss) from continuing operations
attributable to GE common shareowners	26	(154)
Industrial operating earnings (Non-GAAP)	$2,404	$2,569	(6)%

Earnings (loss) per share (EPS) - diluted(b)
Consolidated EPS from continuing operations attributable to GE common shareowners (GAAP)	$0.23	$0.19	21%
Adjustment: non-operating pension costs (net of tax)	0.04	0.04
Operating EPS (Non-GAAP)	0.27	0.24	13%
GE Capital EPS from continuing operations attributable to GE common shareowners (GAAP)	-	(0.02)	100%
Industrial operating EPS (Non-GAAP)	$0.27	$0.25	8%

(a)	The tax effect on non-operating pension costs was calculated using a 35% U.S. federal statutory tax rate, based on its applicability to such cost.
(b)	Earnings (loss) per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings (loss) excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost, prior service cost and any curtailment gain or loss components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings (loss) provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by capital allocation decisions and market performance, and we manage these separately from the operational performance of our businesses. Non-operating pension costs are not necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

INDUSTRIAL OPERATING + VERTICALS EARNINGS AND EPS

	Three months ended September 30
(Dollars in millions; except per share amounts)	2016	2015	V%

GE Capital earnings (loss) from continuing operation attributable to GE common shareowners (GAAP)	$26	$(154)	F
Adjustment: GE Capital other continuing earnings (loss) (Other Capital)	(441)	(504)
Verticals earnings(a)	$466	$351	33%

Industrial operating earnings (Non-GAAP)	$2,404	$2,569	(6)%
Verticals earnings(a)	466	351
Industrial operating earnings + Verticals earnings (Non-GAAP)	$2,870	$2,920	(2)%
Adjustment: Non-operating pension costs and Other Capital	(773)	(954)
Earnings (loss) from continuing operations attributable to GE common shareowners (GAAP)	$2,097	$1,965	7%

Earnings (loss) per share (EPS) - diluted(b)
Industrial operating EPS (Non-GAAP)	$0.27	$0.25	8%
Verticals EPS	0.05	0.03
Industrial operating + Verticals EPS (Non-GAAP)	$0.32	$0.29	10%
Adjustment: Non-operating pension costs and Other Capital	(0.09)	(0.09)
EPS from continuing operations (GAAP)	$0.23	$0.19	21%

(a)
Verticals include businesses expected to be retained (GECAS, EFS, Industrial Finance, and run-off Insurance), including allocated corporate costs of $25 million after tax in both the three months ended September 30, 2016 and 2015.

(b)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

As described above, Verticals represents the GE Capital businesses that we expect to retain. We believe that presenting Industrial operating + Verticals earnings-per-share amounts provides management and investors with a useful measure to evaluate the performance of the businesses we expect to retain after the disposition of most of our financial services business.

INDUSTRIAL OPERATING PROFIT AND OPERATING PROFIT MARGIN (EXCLUDING CERTAIN ITEMS)

	Three months ended September 30
(Dollars in millions)	2016	2015

Revenues
GE total revenues and other income	$27,172	$25,659
Less: GE Capital earnings (loss) from continuing operations	26	(154)
GE revenues and other income excluding GE Capital earnings (loss) (Industrial revenues) (GAAP)	$27,146	$25,813

Less: gains	208	-
Less: Alstom revenues	3,226	-
Adjusted Industrial revenues (Non-GAAP)	$23,712	$25,813

Costs
GE total costs and expenses	$24,909	$23,325
Less: GE interest and other financial charges	483	440
Industrial costs excluding interest and other financial charges (GAAP)	$24,426	$22,885

Less: Alstom costs and expenses	3,082	-
Less: non-operating pension costs (pre-tax)	511	693
Less: restructuring and other	683	346
Less: noncontrolling interests	76	43
Adjusted Industrial costs (Non-GAAP)	$20,074	$21,803

Industrial profit (GAAP)	$2,720	$2,928
Industrial margins (GAAP)	10.0%	11.3%

Industrial operating profit (Non-GAAP)	$3,638	$4,009
Industrial operating profit margins (Non-GAAP)	15.3%	15.5%

We have presented our Industrial operating profit and operating profit margin excluding gains, non-operating pension costs (pre-tax) restructuring and other, noncontrolling interests, GE Capital preferred stock dividends, as well as the results of Alstom. We believe that Industrial operating profit and operating profit margin adjusted for these items are meaningful measures because they increase the comparability of period-to-period results.

INDUSTRIAL SEGMENT ORGANIC REVENUES

	Three months ended September 30
(Dollars in millions)	2016	2015	V%

Industrial segment revenues (GAAP)	$27,421	$26,256	4%
Adjustments:
Acquisitions	(3,261)	-
Business dispositions (other than dispositions of businesses acquired for investment)	-	(2,219)
Currency exchange rates	37	-
Industrial segment organic revenues (Non-GAAP)	$24,198	$24,038	1%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends. We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies. Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

INDUSTRIAL CASH FLOWS FROM OPERATING ACTIVITIES (INDUSTRIAL CFOA)
AND INDUSTRIAL CFOA EXCLUDING DEAL TAXES

	Nine months ended September 30
(Dollars in millions)	2016	2015	V%

Cash from GE's operating activities (continuing operations), as reported (GAAP)	$18,342	$6,526	F
Adjustment: dividends from GE Capital	16,050	450
Industrial CFOA (Non-GAAP)	$2,292	$6,076	(62)%
Adjustment: deal taxes related to the Appliances business sale	1,076	-
Industrial CFOA excluding deal taxes (Non-GAAP)	$3,368	$6,076	(45)%

We define "Industrial CFOA" as GE's cash from operating activities (continuing operations) less the amount of dividends received by GE from GE Capital. This includes the effects of intercompany transactions, including GE customer receivables sold to GE Capital; GE Capital services for trade receivables management and material procurement; buildings and equipment leased by GE from GE Capital; information technology (IT) and other services sold to GE Capital by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GE Capital from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs.  We believe that investors may find it useful to compare GE's operating cash flows without the effect of GE Capital dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. We also believe that investors may find it useful to compare Industrial CFOA excluding the effects of deal taxes paid related to the Appliances business sale. Management recognizes that these measures may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GE Capital cash flows. We believe that our measure of Industrial CFOA and Industrial CFOA excluding Appliances deal-related taxes provides management and investors with useful measures to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides useful measures to supplement the reported GAAP CFOA measure.